                                                                 EXHIBIT 4.7 (b)

               THE NORTHERN TRUST COMPANY THRIFT-INCENTIVE PLAN
                        REGULAR WITHDRAWAL REQUEST FORM
 --------------------------------------------   --------------------------------
 Name (Print) Last       First        Initial   Social Security Number

- -------------------------   --------------   -----------------   --------------
Signature                   Date             Location            Extension

Your distribution will be mailed approximately five weeks after the month in which you apply.
I.   REQUEST REQUIREMENTS
     . This form is for use by participants, who, due to hearing or language limitaitons are unable to use the Benefits Express telephone system.
     . Forms are due by 5:00 p.m. on the 5th business day before the end of the month to TIP, M-8.

II.  WITHDRAWAL AMOUNT AVAILABLE
     .  Regular Withdrawal
        The reverse side of your TIP statement indicates the amount available for withdrawal for any reason. For a more recent amount avaliable for withdrawal call the TIP area. Effective 1/1/94, the minimum amount that can be withdrawn will be $1,000. See your Sourcebook for an explanation of how this amount is calculated.

     .  Financial Hardship Withdrawal
        Financial Hardship Withdrawals are only available for certain specific reasons. Information is available from the TIP Administrator, ext. 4416.

III. AMOUNT OF WITHDRAWAL
     Please indicate the amount of money you wish to receive:
     / / A. I do not want the entire amount available to me: I only want
            $__________.

     / / B. I want 100% of the amount available. (Refer to the reverse side of your last TIP statement for the appropriate amount available. THIS AMOUNT MAY CHANGE SIGNIFICANTLY DEPENDING ON MARKET ADJUSTMENTS OR VESTING INCREASES.)

IV.  TAX CONSIDERATIONS
     The taxable portion of your withdrawal is subject to an automatic 20% Federal income tax withholding on any amount that is not directly rolled over to an IRA or another Employer's Plan. The non-taxable part of your withdrawal is not subject to tax withholding and cannot be transferred to an IRA or another Employer's Plan. If you do not make a tax election, the 20% withholding will automatically apply. Please see the SPECIAL TAX NOTICE, IN-SERVICE WITHDRAWALS attached to this form for a more detailed explanation.

     / / Distribute my entire taxable withdrawal amount in a check payable to me. I understand that 20% of the taxable portion of the distribution will be withheld in Federal Taxes.

     / / Rollover 100% of my taxable distribution to the IRA Account/Employer
         Plan below.

     / / Rollover $_____________ of my taxable distribution and make the balance payable to me. I understand that 20% of the taxable balance paid to me will be withheld in taxes.

     / / DIRECT ROLLOVER MY FUNDS TO:

         IRA:
         Financial Institution _________________________________________________

         Employer Plan:
         Check Payable To ______________________________________________________

         Account Number(optional) ______________________________________________

   Your check will be made payable to this IRA Account/Employer Plan and mailed to you for deposit.

   NOTE: To qualify for a Swing Loan from Employee Banking the distribution must be payable to you and tax withholding will apply.

   If you have any questions concerning this form, call extension 7613. Submit all copies of this form to TIP Administrator, M-8.A copy will be receipted and returned to you.

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